Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

Lantheus Holdings Announces Senior Leadership Appointment

Company Appoints Istvan Molnar, M.D. as Chief Medical Officer

NORTH BILLERICA, MA, January 13, 2020 — Lantheus Holdings, Inc. (NASDAQ: LNTH) (“Lantheus”), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today announced the appointment of Istvan Molnar, M.D. as Chief Medical Officer, effective January 6, 2020. In his role, Dr. Molnar will report directly to Lantheus President and Chief Executive Officer, Mary Anne Heino.

“As we continue the significant growth we’ve achieved at Lantheus, we are thrilled to welcome a strong industry veteran of Istvan’s caliber to our executive leadership team,” said Mary Anne Heino, President and Chief Executive Officer of Lantheus. “I am confident that Istvan’s strengths and capabilities will complement our already exceptional expertise in complex manufacturing, supply chain and commercial excellence, as well as support our long-term growth strategy. We look forward to working with Istvan to broaden our reach in emerging uses of radioisotopes for precision diagnostics and the exciting and expanding field of radiopharmaceuticals in oncology treatment.”

Istvan Molnar, M.D. is an oncologist with over 12 years of experience in the pharmaceutical industry and the development of early-, mid- and late-stage oncology drugs. Most recently, Dr. Molnar served as Chief Medical Officer of Fusion Pharmaceuticals, a clinical-stage biopharmaceutical company developing targeted alpha-particle radiotherapeutics for the treatment of cancer. Previously, he served as Vice President of Development at Merrimack Pharmaceuticals for 3 years, where he was responsible for development in the liposomal franchise. Prior to his role at Merrimack, Dr. Molnar worked at Bayer HealthCare for almost 7 years, serving in several roles, including Deputy Director of Global Medical Affairs, Director of Global Medical Affairs, Director of Clinical Development/Global Clinical Lead. Before starting his career in the pharmaceutical industry, Dr. Molnar practiced medicine as an internist for 3 years. After completing his fellowship in hematology and oncology at the Wake Forest University School of Medicine, Dr. Molnar became an Assistant Professor at the University, focusing on the care of patients with hematological malignancies for 5 years. Dr. Molnar earned his MD from Semmelweis Medical School in Budapest and achieved board certification in the United States in internal medicine, hematology and oncology.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements may be identified by their use of terms such as confident, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

CONTACT:

Mark Kinarney

Director, Investor Relations

978-671-8842

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